EFFECTIVE AUGUST 19, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 19, 2009

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

On August 19, 2009, Key Tronic Corporation (the “Company”) entered into a Credit Agreement and Revolving Line of Credit Note (the “Note”) each dated as of August 19 2009, between the Company and Wells Fargo Bank, N.A. (the “Lender”). The Credit Agreement replaces the Company’s existing revolving line of credit facility with CIT Group/Business Credit, Inc. (“CIT”). The Credit Agreement provides a $20 million revolving line of credit facility (the “Line of Credit”) to provide for working capital and general corporate purpose needs. The Credit Agreement terminates on August 18, 2011. The Line of Credit is secured by a first priority, perfected security interest in all present and hereafter acquired accounts receivable, inventory and equipment of Company and its domestic subsidiaries and pledge of 65% of the stock of the Company’s foreign subsidiaries. At the Company’s option, the Line of Credit bears interest at either the Base Rate or when a Fixed Rate Term is selected, at a fixed rate per annum of 2.10% above LIBOR. The Note provides that, if the Company’s EBITDA falls below $3.75 million measured quarterly on a trailing four quarter basis, the Fixed Rate Term margin shall be increased from 2.10% to 2.50%. The Base Rate is, for any day, a fluctuating rate equal to the highest of (i) the Prime Rate in effect on such day, (ii) a rate determined by the Lender to be 1.50% above Daily One Month LIBOR in effect on such day, and (iii) the Federal Funds Rate plus 1.50%.

On the effective date of the Credit Agreement the Company used the Line of Credit to pay off the existing indebtedness in the amount of $2,112,225.19 owing to CIT under the existing facility.

The financial covenants contained in the Credit Agreement include a maximum ratio of funded Debt to EBITDA and a minimum net profit, after payment of all applicable taxes, of not less than $500,000 measured quarterly on a four quarter trailing basis.

The Credit Agreement includes representations and warranties, conditions, affirmative covenants, negative covenants and events of default customary for this type of transaction.

The foregoing is only a summary of the Credit Agreement and Note and is qualified by reference to the complete form of the Credit Agreement and form of The Note attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to Item 1.01 of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement

10.2	Revolving Line of Credit Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: August 21, 2009

	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Credit Agreement

10.2	Revolving Line of Credit Note